As filed with the Securities and Exchange Commission on April 11, 2001

                           Registration No. 333-85401

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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                         POST-EFFECTIVE AMENDMENT NO. 1
                                   TO FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

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                        DALLAS SEMICONDUCTOR CORPORATION
             (Exact name of registrant as specified in its charter)

       Delaware                                           75-1935715
(State or other jurisdiction of                        (I.R.S. Employer
 incorporation or organization)                       Identification No.)

4401 South Beltwood Parkway, Dallas, Texas                75244-3292
 (Address of principal executive offices)                 (Zip Code)

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                              DALLAS SEMICONDUCTOR
                       1987 STOCK OPTION PLAN, AS AMENDED
             1993 OFFICER AND DIRECTOR STOCK OPTION PLAN, AS AMENDED
                            (Full title of the plans)

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                                  Alan P. Hale
                             Chief Financial Officer
                        Dallas Semiconductor Corporation
                           4401 South Beltwood Parkway
                            Dallas, Texas 75244-3292
                                 (972) 371-4000
                       (Name, address and telephone number
                    including area code of agent for service)

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                                    Copy to:

                            Ronald J. Frappier, Esq.
                            Gregory J. Schmitt, Esq.
                              Jenkens & Gilchrist,
                           a Professional Corporation
                          1445 Ross Avenue, Suite 3200
                               Dallas, Texas 75202
                                 (214) 855-4500

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                                EXPLANATORY NOTE

         Dallas Semiconductor Corporation, a Delaware corporation (the "Company") has previously filed Registration Statement on Form S-8 (Registration No. 333-85401) (the "Registration Statements") registering shares of common stock, par value $0.02 per share, of the Company (the "Common Stock") under the Company's 1987 Stock Option Plan and the Company's 1993 Officer and Director Stock Option Plan, each as amended, if applicable (collectively, the "Plans").

         On April 11, 2001, the Company merged with MI Acquisition Sub, Inc., a Delaware corporation ("Merger Sub"), a wholly owned subsidiary of Maxim Integrated Products, Inc., a Delaware corporation ("Maxim"), with the Company as the surviving entity, pursuant to that certain Agreement and Plan of Merger (the "Merger Agreement"), dated as of January 28, 2001, by and among Maxim, Merger Sub and the Company, whereby the Company became a wholly owned subsidiary of Maxim and Maxim assumed the obligations of the Company under the Plans.

         Pursuant to the Company's undertaking in the Registration Statement, this Post-Effective Amendment No. 1 is being filed by the Company to deregister all of the securities registered pursuant to the Registration Statement but remaining unsold as of the date this Post-Effective Amendment No. 1 is filed.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on April 11, 2001.

                                         DALLAS SEMICONDUCTOR CORPORATION


                                         By: /s/ Alan P. Hale
                                            -----------------------------------
                                            Alan P. Hale
                                            Chief Financial Officer